Exhibit 99.2 The Allstate Corporation Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written For the month ended May 31, 2023 Quarter-to-date ended May 31, 2023 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 15 1.6 9.3 27 3.2 8.9 National General Auto 12 0.2 14.0 20 1.7 9.0 Three months ended March 31, 2023 Three months ended December 31, 2022 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 28 1.7 8.4 38 6.1 11.2 National General Auto 28 1.9 5.6 26 4.3 8.5 (1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. (2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. (3) Allstate brand implemented auto insurance rate increases totaled $420 million and $828 million in the month and quarter-to-date ended May 31, 2023, respectively, after implementing $454 million and $1.48 billion of rate increases in the first quarter of 2023 and fourth quarter of 2022, respectively. (4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.